UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

Commission File No. 1-14588

NORTHEAST BANCORP

(Exact name of Registrant as specified in its Charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01              Other Events

In connection with the merger of FHB Formation LLC with and into Northeast Bancorp (the “Company”) on December 29, 2010, as part of the regulatory approval process, the Company and its wholly-owned subsidiary, Northeast Bank (the “Bank”) made certain commitments to the Board of Governors of the Federal Reserve System (the “Federal Reserve”), including a commitment to hold commercial real estate loans (including owner-occupied commercial real estate) to within 300% of total risk-based capital.

On June 28, 2013, the Federal Reserve approved the amendment of that commitment to exclude owner-occupied commercial real estate loans. All other commitments made to the Federal Reserve in connection with the merger remain unchanged.

At March 31, 2013, the Company reported total commercial real estate loans, including owner-occupied, of $226.0 million.  This total included $65.7 million of owner-occupied commercial real estate loans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NORTHEAST BANCORP

By:	/s/ Claire S. Bean
Name:	Claire S. Bean
Title:	Chief Financial Officer

Date: July 1, 2013